ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT dated as of October ___, 2005, by and between DRINKS AMERICAS HOLDINGS, LTD, a Delaware corporation ("Buyer"), and RHEINGOLD BREWING COMPANY, INC., a Delaware corporation ("Seller").

      WHEREAS, Seller has been engaged in the business of manufacturing, marketing, distributing and selling beer products under the trademark "Rheingold" pursuant to the terms of the Rheingold License (as hereinafter defined); and

      WHEREAS, Buyer is engaged through subsidiaries in the production, marketing, advertising, distribution and sale of both spirits and non-alcoholic beverages, and Buyer will be engaged in the business of manufacturing, marketing, distributing and selling beer products; and

      WHEREAS, Buyer desires to acquire from Seller, and Seller is willing to sell to Buyer, substantially all of Seller's assets, including, without limitation, all rights presently held by Seller to use the trademark associated with the Intellectual Property (as hereinafter defined) in the production, marketing, advertising, distribution and sale of beer products.

      NOW, THEREFORE, the parties hereto, in consideration of the premises hereof and other good and valuable consideration, hereby agree as follows:

                                   I. DEFINITIONS

      1.1. Definitions. The following terms used herein shall have the meanings given to such terms below.

      "Acquired Assets" means, all assets of Seller, real and personal, tangible and intangible, including, without limitation, goodwill and those assets listed in Section 2.1 hereof.

      "Assignment" means the assignment by Seller to Buyer of the licensee's interest in the Rheingold License.

      "Assumed Contracts" means all of the executory leases, contracts and licenses listed on Schedule A attached hereto.

      "Assumed Obligations" means (i) the obligations of Seller under the Assumed Contracts requiring performance on or after the Closing Date; and (ii) all obligations of Seller referred to in Schedule B hereof; provided, however, that the Assumed Obligations shall not include (x) any liabilities not specifically listed in said Schedule B, (y) any obligations of Seller to any of its employees, or (z) any taxes (including sales or transfer taxes) now or hereafter owed by Seller, or any affiliate or person related to Seller, regardless whether or not attributable to the Acquired Assets or the Business.

      "Assumption" means the instrument pursuant to which Buyer shall assume the Assumed Obligations.



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      "Bill of Sale" means the bill of sale executed by Seller, transferring title to all the Acquired Assets to Buyer.

      "Business" means Seller's business of manufacturing and selling beer products.

      "Buyer" means Drinks Americas Holdings, Ltd., a Delaware corporation.

      "Closing" means the Closing referred to in Section 5.1 hereof.

      "Closing Date" means the date and time of the Closing.

      "Common Stock" means shares of the Common Stock, par value $.001 per shares, of Buyer.

      "Fixed Assets" means all Seller's fixed assets used in connection with the Business, including the machinery, equipment, spare parts and accessories, tools, dies, furniture, fixtures, office furnishings and other equipment.

      "FMV" means fair market value of the Common Stock, determined as provided in Section 3.2 hereof.

      "Intellectual Property" means all Seller's trade names, trade name rights, trademarks, trademark rights, logos, trade dress, licenses, patents, patent applications, patent rights, inventions (whether or not patentable), trade secrets, customer lists, copyrights (including registrations and applications therefor), technology, computer software source codes, know-how, processes, specifications, data and lab test results, formulas, projects in development, service marks, computer software, computer software modifications, enhancements and computer software derivative works, other intellectual property rights and other proprietary information, including all rights to, and intellectual property regarding, the "Miss Rheingold" promotional program.

      "Inventory" means all inventory of Seller held for resale in connection with, or used to operate, the Business, including finished goods, raw materials, work-in-process, packaging, supplies and personal property and any prepaid deposits relating thereto on hand on the Closing Date, wherever located.

      "Lien" means a lien, encumbrance, claim, security interest, mortgage, pledge, restriction, charge, instrument, license, encroachment, option, rights of recovery, judgment, order or decree of any court or foreign or domestic governmental entity, interest, product, tax (foreign, federal, state or local), in each case of any kind or nature, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or noncontingent, material or nonmaterial, known or unknown and including all claims based on any theory that Buyer is a successor, transferee or continuation of Seller or the Business.


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      "Net Working Capital" means current assets minus current liabilities of
Seller, determined in accordance with generally accepted accounting principles, consistently applied.

      "Pabst" means Pabst Brewing Co., successor in interest to Stroh under the Rheingold License.

      "Purchase Price" means the Purchase Price referred to in Section 3.1 hereof.

      "Receivables" means all accounts receivable and notes receivable relating to the Business and outstanding at the Closing Date.

      "Rheingold License" means the License Agreement dated August 22, 1997, as amended, by and between Stroh, as licensor, and Seller, as licensee, including
(i) "Addendum No, 1" to License Agreement," dated August 27, 1997; (ii) "Amendment No. 1" to License Agreement dated January 13, 1998, and (iii) any other addendums, amendments, supplements or other agreement modifying the terms and conditions of the Rheingold License.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Seller" means Rheingold Brewing Company, Inc., a Delaware corporation.

      "Stroh" means The Stroh Brewery Company, an Arizona corporation.

      "Tax Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                              II. PURCHASE AND SALE

      2.1. Acquired Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Seller shall sell, assign, transfer, convey and deliver to Buyer free and clear of all Liens, and Buyer shall purchase, acquire and take assignment and delivery of, all right, title and interest of Seller in and to the Acquired Assets, including the following:

            (a) all Fixed Assets;

            (b) all Intellectual Property;

            (c) subject to Section 2.2 hereof, all inventory;

            (d) subject to Section 2.2 hereof, all Receivables;

            (e) all of Seller's contract rights with respect to the Acquired Assets and the Assumed Obligations;


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            (f) all computer software documentation, computer software source codes, computer software modifications and enhancements, computer software derivative works, all books and records, correspondence, customer lists, price lists, supplier lists, sales information, computer software and programs, if any (subject to the rights of third party licensors), and all advertising, packaging and promotional materials and files relating to the Acquired Assets or the Business;

            (g) all goodwill, other intangible property and causes of action relating to the Acquired Assets or the Business;

            (h) all licenses, certificates, permits and telephone numbers relating to the Business, to the extent the same are transferable;

            (i) the Assumed Contracts;

            (j) all current assets, including deposits, prepaid expenses and accounts receivable;

            (k) all books and records relating to the Business and the Acquired Assets; and

            (l) the right to use the name "Rheingold Brewing Co., Inc.," as the name of Buyer (or one of its operating subsidiaries) following the Closing as contemplated in Section 7.4 hereof.

      2.2. Assumed Obligations. At the Closing, Buyer shall enter into the Assumption, pursuant to which Buyer shall assume the Assumed Obligations.

      2.3. Condition and Quality of Tangible and Intangible Personal Property. Buyer acknowledges that it has fully and sufficiently inspected all items of tangible and intangible personal property which are the subject of this Agreement and agrees and acknowledges that, except for representations and warranties included herein, a11 such property will be sold by Seller and accepted by Buyer "AS IS, WHERE IS" with no representations or warranties of any nature, express or implied, on the part of Seller regarding the condition, quality or physical characteristics of such assets, including all warranties of merchantability and of fitness for any specific purpose.

                               III. PURCHASE PRICE

      3.1. Amount. The Purchase Price shall be the sum of (i) $1,050,000, payable in shares of Common Stock, (ii) $100,000 payable in cash, and (ii) the assumption by Buyer of the Assumed Obligations.

      3.2. Payment of Purchase Price. The Purchase Price shall be paid by Buyer to Seller in two installments: (i) the first comprising shares of Common Stock having a FMV of $650,000 and assumption of the Assumed Liabilities, and (ii) the second comprising shares of Common Stock having a FMV of $400,000 and cash in the amount of $100,000, the first such installment to be delivered at the Closing and, subject to the provisions of Section 7.7 hereof, the second such installment to be delivered at the first anniversary thereof. For the purposes hereof, the FMV of the Common Stock shall be determined as follows:


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            (a) The FMV of shares of Common Stock to be delivered at the Closing shall be the average of the daily closing prices of such shares for each of the trading days during the period beginning on the day which is 60 calendar days prior to the Closing and ending on the trading day preceding the Closing; and

            (b) The FMV of shares of Common Stock at the first anniversary of the Closing shall be the average of the daily closing prices of such shares for each of the trading days during the period beginning on the day which is 60 calendar days prior to such anniversary, and ending on the trading day preceding such anniversary; provided, however, that Buyer shall have the right to elect to pay such second installment of the Purchase Price entirely in cash on said anniversary.

The closing price for each day referred to in subsection (a) or (b) above shall be the reported closing price of the Common Stock as reported on the OTC Bulletin Board ("OTCBB") of the National Association of Securities Dealers, Inc. or, in case no such closing price is reported on such day, the average of the closing bid and asked prices regular way for such day reported on the OTCBB or, on such principal national securities exchange on which the shares of the Common Stock shall be listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the shares of Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the shares of Common Stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system or any comparable system, of if the Common Stock is not listed on the NASDAQ system or a comparable system, the closing sale price of the shares of Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by the National Quotation Bureau, incorporated, or if such organization is no longer in business, by such other source or sources as the Board of Directors ("Board") of the Company may reasonably select for that purpose.


                 IV. ASSUMPTION OF CONTRACTS AND LIABILITIES

      4.1. Assumption. At the Closing, Buyer shall assume and agree to pay, perform, fulfill and discharge, and shall indemnify and hold Seller harmless from and against, (i) the Assumed Obligations, and (ii) the portions of the Purchase Price described in Section 3,2 hereof


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      4.2. No Other Liabilities. It is expressly agreed and understood that, except as provided in Sections 4.1 and 4.2 hereof, Buyer is not assuming any liability or obligation of Seller of any kind or nature whatsoever, whether accrued or unaccrued, contingent or noncontingent, material or nonmaterial, or known or unknown as of the Closing Date, including, without limitation, any liability or obligation (i) for taxes (including sales or transfer taxes) now or hereafter owed by Seller, or any affiliate or person related to Seller, or attributable to the Acquired Assets or the Business, and relating to any period, or any portion of any period, ending on or prior to the Closing Date or to the sale of the Acquired Assets to Buyer; (ii) under any contract or agreement other than the Assumed Contracts; (iii) accruing under the Assumed Contracts prior to the Closing Date; (iv) relating to or arising out of any product manufactured or sold, or service rendered, by Seller prior to the Closing Date; (v) relating to or arising out of the relationship between Seller and any employee or independent contractor, including workers compensation claims; (vi) for monies due to any third party; or (vii) relating to or arising out of the conduct or operation of the Business prior to the Closing Date. The transfer of the Acquired Assets pursuant to this Agreement shall be free and clear of all Liens.

                                   V. CLOSING

      5.1. Closing. The closing of the sale and purchase of the Acquired Assets (the "Closing") shall be held at the offices of Fredrick Schulman, Esq., 241 Fifth Avenue, Suite 302, New York, New York 10016, and shall occur on or before
(i) October 21, 2005, or (ii) such later date on which the parties hereto may agree, provided that all of the other conditions precedent set forth in Article VIII hereof have been satisfied or waived by the applicable party, and further provided that this Agreement has not been terminated pursuant hereto.

      5.2. Transactions at Closing. At or before the Closing, each of the following shall occur:

            (a) Seller shall deliver the Assignment;

            (b) Seller shall duly execute and deliver to Buyer the Bill of Sale and such other certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets, all in such form as is reasonably acceptable to Buyer's counsel, as Buyer may reasonably request and as may be necessary to vest in Buyer all of Seller's right, title and interest in and to the Acquired Assets free and clear of all Liens;

            (c) Buyer shall deliver to Seller the shares of Common Stock representing the first installment of the Purchase Price as provided in
      Section 3.2 hereof;

            (d) Buyer and Seller shall allocate all expenses under real estate and equipment leases, to the extent such leases constitute Assumed Contracts, such that Seller shall be responsible for all rental thereunder through the date of closing, and Buyer shall be responsible for all rental thereunder thereafter. Buyer or Seller, as the case may be, shall make an appropriate payment to the other such party at the Closing to implement such allocation; and
            (e) Buyer and Seller shall duly execute or deliver such certificates and documents (including officer's and secretary's certificates and certificates of good standing) and third party consents as may be required to effectuate the transactions contemplated by this Agreement or as may be reasonably requested by Buyer or Seller, as the case may be.


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                       VI. REPRESENTATIONS AND WARRANTIES

      6.1. Representations of Seller. Seller represents and warrants to Buyer as follows:

            (a) Organization. Seller as of the closing date will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own and hold the Acquired Assets owned or held by it, to conduct the Business as currently conducted by Seller, and is duly licensed or qualified to do business in each jurisdiction in which the operation of the Business makes such licensing or qualification necessary;

            (b) Authority. (i) Subject to obtaining the approval of stockholders, as required by Section 7.1 hereof, Seller shall have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) Seller shall have obtained any necessary approvals for the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby; and (iii) this Agreement shall have been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) shall constitute Seller's legal, valid and binding obligation, enforceable against it in accordance with its terms;

            (c) Non-Contravention. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby shall constitute a violation of or be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens upon any property of Seller pursuant to (i) its certificate of incorporation or By-laws; (ii) any agreement or commitment to which Seller is a party or by which Seller or any of its properties are bound, or to which Seller is subject; or (iii) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Seller;

            (d) Compliance with Laws. Seller has conducted and continues to conduct the Business so as to comply in all material respects with all laws and statutes and rules, regulations, judgments, orders or decrees of any court or governmental or regulatory authority applicable to Seller or any of its properties or assets, including the Acquired Assets and the Business, and Seller is not in violation of any such laws, statutes, rules, regulations, judgments, orders or decrees;

            (e) Litigation. Except as set forth on Schedule 6.1(e) hereto, there are no actions, suits, proceedings or investigations pending or threatened, relating to or affecting the Business or the Acquired Assets, or which question the validity of this Agreement or challenge any of the transactions contemplated hereby or the use of the Acquired Assets or the conduct of the Business after the Closing by Buyer;

            (f) Acquired Assets. Seller owns, and has the unrestricted right to transfer and assign to Buyer at the Closing, all right, title and interest in and to the Acquired Assets free and clear of all Liens;

            (g) Assumed Contracts. Each of the Assumed Contracts is in full force and effect as of the date hereof. Seller has performed all obligations required to be performed by it and is not in default thereunder, and no event has occurred which, with the lapse of time and/or giving of notice, would constitute a default by Seller thereunder;

            (h) Confidentiality. Seller has taken all commercially reasonable steps necessary to preserve the confidential nature of a11 material confidential information (including any proprietary information) with respect to the Business, Acquired Assets and Assumed Contracts;

            (i) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller;

            (j) Fixed Assets. Schedule 6.1(j) hereto sets forth a true and complete list and description of the Fixed Assets, which include all of the manufacturing assets used in the operation of the Business;

            (k) Intellectual Property. The Acquired Assets include, and Schedule
      6.1 (k) hereto sets forth a true and complete list of, all Intellectual Property heretofore or currently used or required to be used in connection with the Business, including, without limitation, all rights to, and intellectual property regarding, the "Miss Rheingold" promotional program, To the best of Seller's knowledge, except as otherwise indicated on said Schedule, (i) all such Intellectual Property is owned by Seller and is not subject to any Lien, (ii) no product manufactured or sold, and no manufacturing process or Intellectual Property used by Seller in connection with the Business infringes or has infringed upon any intellectual property of others, and (iii) Seller has not received any notification or claim of infringement by Seller of any intellectual property from any person and is not aware of a basis for any such claim;

            (1) Pabst Consent. Pabst has, pursuant to its contract rights to negotiate for and consummate the purchase of Seller or an interest therein as provided in Section 11 of the Rheingold License (the "Pabst Rights"), been given adequate, timely, and proper notice of the instant transaction, and has allowed the time frame within which to exercise its Pabst Rights to lapse, therefore permitting the instant transaction to proceed; and

            (m) Securities Law Matters. Seller has determined that, except as shown on schedule 6.1(m) hereto, (i) each of its stockholders (the "Stockholders") meets the definition of an "accredited investor" contained in Section 5.03 of Regulation D promulgated by the SEC under the Securities Act, (ii) each of such Stockholders has acknowledged that the shares of Common Stock to be received upon. the dissolution of Seller will be "restricted securities" as defined in Rule 144 as promulgated by the SEC which may be sold only as provided in said Rule unless Buyer is satisfied that another exemption from the Securities Act is available, and
      (iii) Seller has provided its Stockholders with materials and information concerning Buyer and the transactions proposed to be carried out pursuant hereto, copies of which have been provided to Buyer, which materials and information do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were mad, not misleading.

      6.2. Representations of Buyer. Buyer represents and warrants to Seller as follows:

            (a) Binding Effect. This Agreement has been duly executed and delivered by Buyer and (assuming due execution and delivery by Seller) constitutes the legal, valid and binding obligation of Buyer and, enforceable against Buyer in accordance with its terms;

            (b) Authorized Shares. Buyer has sufficient authorized but unissued shares of Common Stock available to deliver to Seller and to enable Seller to pay the Purchase Price for the Acquired Assets in accordance with the terms of this Agreement;

            (c) Non-Contravention. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby shall constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens upon any property of Buyer pursuant to (i) any agreement or commitment to which Buyer is a party or by which Buyer or any of its properties are bound, or to which Buyer is subject; or (ii) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Buyer;

            (d) Governmental Consents. There are no consents, approvals or authorizations of, or registrations, qualifications or filings with, governmental or regulatory agencies or authorities necessary in connection with the execution and delivery of this Agreement by Buyer or for the consummation by Buyer of the transactions contemplated hereby;

            (e) Litigation. There are no actions, suits, proceedings or investigations pending or threatened against either Buyer which question the validity of this Agreement or challenge any of the transactions contemplated hereby; and

            (f) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

            (g) Compliance with Laws. Buyer has conducted and continues to conduct its business so as to comply in all material respects with all laws and statutes and rules, regulations, judgments, orders or decrees of any court or governmental or regulatory authority applicable to Buyer or any of its properties or assets, and Buyer is not in violation of any such laws, statutes, rules, regulations, judgments, orders or decrees.

                                 VII. COVENANTS

      7.1. Stockholder Approval. Seller shall obtain the approval of its Stockholders to the entering into of this Agreement and performance of a11 the obligations of Seller contemplated hereby, and shall present to Buyer evidence thereof, not later than five business days following the execution hereof.

      7.2. Conduct of Business Prior to Closing. Prior to the Closing, Seller shall continue to operate the Business only in the ordinary and usual course and consistent with Seller's past practices. Without limiting the generality of the foregoing, Seller shall use all commercially reasonable efforts and diligence
(i) to preserve the business operations of Seller and the Business intact, (ii) to keep available the services of its current personnel, (iii) to preserve in full force and effect and to perform the contracts, agreements, instruments, leases, and licenses of Seller, and the arrangements and understandings of Seller, (iv) to preserve the goodwill of Seller's suppliers, customers, community and others having relations with Seller, (v) to continue in full force and effect a11 binders and policies of insurance of Seller and (vi) to continue its advertising and promotional activities, if any, and pricing and purchasing policies, in accordance with past practices.

      7.3. Access. From the date hereof until the Closing, upon reasonable notice, Seller shall, and shall cause its officers, directors, employees, agents and counsel to (i) afford the officers, employees, and authorized agents, accountants, counsel and financing sources and representatives of Buyer reasonable access, during normal business hours, to the offices, properties, other facilities, books and records of Seller and to those officers, directors, employees, agents, accountants and counsel of Seller who have knowledge relating to the Business, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Buyer such additional financial and operating data and other information regarding the Business and the Acquired Assets as Buyer from time to time may reasonably request.

      7.4. Use of Corporate Name. Seller agrees that, promptly following the Closing, it shall file a change of name certificate with the Secretary of State of Delaware, changing the corporate name of Seller to one not containing the word "Rheingold," and consents to Buyer, should Buyer so elect in its sole discretion, to establish a subsidiary to be called "Rheingold Brewing Company, Inc." or a variation thereof. Seller hereby appoints Buyer or its designee as Seller's attorney-in-fact, and ratifies and approves all of Buyer's acts as such attorney-in-fact, to file the aforesaid change-of-name certificate on behalf of Seller. This is a power coupled with an interest and as such is irrevocable until the change of name contemplated herein has been satisfied.

      7.5. Retention of Records. In order to facilitate the resolution of any claims made by or against or incurred by Buyer, for a period of three years after Closing, Seller shall (i) retain the books and records of Seller which are not transferred to Buyer pursuant to this Agreement relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller, and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Buyer reasonable access (including the right to make, at Buyer's expense, photocopies), during normal business hours, to such books and records.

      7.6. Collection of Receivables. In the event any payment for an account receivable is delivered to Seller or any affiliate of Seller after Closing, Seller shall, or shall cause its affiliate to, deliver such payment to Buyer promptly and in any event within ten days of receipt thereof.

      7.7. Post-Closing Audit. In the event that, within six months of the Closing, Buyer conducts a post-Closing accounting review and, as a result thereof, determines that the Company's Net Working Capital was less than the amount thereof required by Section 8.1(d) hereof, Buyer shall be entitled to deduct the aggregate of (i) any shortfall in Net Working Capital between the actual (as determined by such accounting review) and required amount thereof, from required FMV of the second installment of the Purchase Price; provided, however, that in the event that a dispute arises between Buyer and Seller as to any amount or amounts determined in such accounting review, Buyer and Seller shall each designate an accountant to resolve such dispute and such accountants shall endeavor to agree on the amounts in question, failing which such accountants shall agree on a third accountant, which is unaffiliated with either Buyer or any of Seller, who shall determine the amount or amounts in question.

      7.8. Covenants regarding Allocation of Purchase Price. Prior to the Closing, the parties shall agree on an allocation of the Purchase Price among the acquired assets in a manner which complies with the requirements of the Tax Code. The parties agree that (i) the respective federal, state, local and foreign tax returns to be filed by each of them shall reflect such allocation,
(ii) they shall cooperate in the preparation of such forms, and (iii) neither of them shall take any position contrary to such allocation in any tax return, in any refund claim, in any litigation, or otherwise, unless otherwise required to do so under applicable law.

                           VIII. CONDITIONS OF CLOSING

      8.1. Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by Buyer in Buyer's sole and absolute discretion), unless the failure of any such condition to 'be satisfied shall be the fault of Buyer:
            (a) Representations. The representations and warranties made by Seller in or pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date;

            (b) Compliance with Agreement. Seller shall have performed and complied in all material respects with all of its covenants and other obligations under this Agreement to be performed or complied with on or prior to the Closing Date;

            (c) Compliance with the Law. No litigation shall be pending which purports to restrain or prevent the transactions contemplated by this Agreement, and Seller and Buyer shall have complied with all applicable requirements of statutes and governmental orders, regulations and rules relating to the transactions contemplated by this Agreement and the Closing hereunder;

            (d) Net Working Capital. The Net Working Capital of Seller at the Closing Date shall not be less than ($9,000) ; and

            (e)Stockholder Information. Seller shall have advised Buyer of the residences and numbers of shares of capital stock of Seller owned by each Stockholder to enable Buyer to prepare and file a Form D relating to the issuance of Common Stock contemplated hereby and to make such filings as may he required pursuant to the blue sky laws of the jurisdictions in which such Stockholders reside.

      8.2. Conditions to Seller's Obligations. The obligation of Seller to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by Seller in Seller's sole and absolute discretion), unless the failure of any such condition to be satisfied shall be the fault of Seller:

            (a) Representations. The representations and warranties made by Buyer in or pursuant to this Agreement shall be true in all material respects at and as of the Closing Date with the same effect as though made or given at and as of the Closing Date;

            (b) Compliance with Agreement. Buyer shall have performed mid complied in all material respects with a11 of its covenants and other obligations under this Agreement to be performed or complied with at or prior to the Closing Date; and

            (c) Compliance with the Law. No litigation shall be pending which purports to restrain or prevent the transactions contemplated by this Agreement, and Seller and Buyer shall have complied with all applicable requirements of statutes and governmental orders, regulations and rules relating to the transactions contemplated by this Agreement and the Closing hereunder.

                                 IX. TERMINATION

      9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

            (a) by mutual written consent of Buyer and Seller;

            (b) by either Buyer or Seller if, without fault of the party seeking termination, the Closing shall not have occurred on or before December 31, 2005;

            (c) by either Buyer or Seller if, without fault of the party seeking termination, any court of competent jurisdiction in the United States or any other United States governmental authority shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and such order, decree, ruling or other action shall not have been reversed by a final and nonappealable order; or

            (d) by either Buyer or Seller, if the other party hereto shall have materially breached the representations and warranties set forth in
      Article VI hereof or otherwise failed to perform any of its material covenants and agreements in this Agreement.

      9.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, (i) this Agreement shall forthwith become null and void and have no further force and effect, and (ii) neither of the parties hereto nor any of their respective directors, officers, stockholders, members, affiliates, representatives or advisors shall have any further obligation or liability under the provisions hereof.



                                X. MISCELLANEOUS

      10.1. Risk of Loss. Seller shall be responsible for any casualty loss to the Acquired Assets prior to the Closing. In the event of any such loss, Seller shall give written notice thereof to Buyer within one business day and, to the extent insurance proceeds are available to remedy such loss, Seller shall proceed to remedy such loss. If the loss is not remedied within 60 days after the occurrence thereof, regardless of the reason therefor, Buyer shall have the right to terminate this Agreement by giving written notice to Seller within five business days after the expiration of such 60-day period. If such notice is not given by Buyer within such five business day period, the Closing shall take place as provided herein, and the Purchase Price shall be appropriately adjusted to reflect such loss.

      10.2. Expenses. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby including the fees and disbursements of attorneys, accountants, and outside advisors, shall be borne by the party incurring such expenses. Any taxes in the nature of a sales, use and/or transfer tax imposed or payable in connection with the sale or transfer of the Acquired Assets shall be paid by Seller.

      10.3. Non-Agency. Nothing in this Agreement shall be construed to constitute either party the agent of the other or to constitute the parties as members of a joint venture of partners, nor shall any similar relationship be deemed to exist between them.

      10.4. Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable by any arbitrators, any court of law or any government agencies, the remaining provisions shall be severable and enforceable in accordance with their terms so long as this Agreement without such invalid or unenforceable provision does not fail of its essential purpose or purposes. The parties shall negotiate in good faith to replace any such invalid or unenforceable provision or provisions with suitable provisions which shall maintain the economic purposes and intentions of this Agreement.

      10.5. Notices. Any notice to be given hereunder shall be in writing and shall be deemed duly given (i) upon mailing a confirmation by first class mail, postage prepaid, of a facsimile or e-mail transmission,
            (ii) when sent by overnight delivery by courier, or (iii) when mailed by registered or certified mail return receipt requested and postage prepaid:

      (a) if to Seller, addressed to: Rheingold Brewing Company, Inc. 130 West 42nd Street
            New York, NY 10036
            Attention:  Norm Snyder


      With a copy to:

            Sanford G. Hausner, Esq.
            Buchanan Ingersoll P.C.
            1 Chase Manhattan Plaza
            New York, NY 10005

      (b) if to Buyer, addressed to: Drinks Americas Holdings, Ltd, 372 Danbury Road Wilton, Connecticut 06897

                  Attention: Mr. Patrick Kenny

      with a copy to:
            Fredrick Schulman, Esq.
            241 Fifth Avenue, Suite 302
            New York, New York 10016


or to such other address as either party hereto shall designate in writing to the other party.

      10.6. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties hereto, whether written or oral, in connection therewith. No modification of any of the terms and conditions of this Agreement shall be valid unless contained in a written instrument signed by both parties hereto.

      10.7. Waiver. A waiver by either party hereto of any particular default or breach by the other party shall not affect or prejudice the rights of the aggrieved party with respect to any other default or breach whether of the same or different nature.

      10.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State.

      10.9. Jurisdiction and Venue. Each of the parties hereto hereby consents to the exclusive jurisdiction of the state or federal courts located in the Borough of Manhattan, New York, and agrees that any action concerning a dispute arising out of or relating to this Agreement shall be brought in any such court and that process, notice of motion, or other application of the court, or a judge thereof, or any notice in connection with the proceedings provided for herein may be served within or without the State of New York as provided herein for the serving of notices hereunder.

      10.10. Captions. The captions heading each Article of this Agreement are for convenience only and shall have no effect on the interpretation on meaning of this Agreement.

      10.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      10.12. Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor the obligations of any party hereunder, shall be assignable or transferable by any such party without the prior written consent of the other party hereto; provided., however, Buyer shall have the right to assign its rights and obligations hereunder to an affiliate of Buyer without the prior written consent of Seller so long as Buyer remains liable hereunder as if no assignment had occurred.

      10.13.Surviving Provisions. Upon the expiration or termination of this Agreement, each of Buyer's and Seller's obligations under Section 8 hereof and such other provisions hereof which by their terms are not clearly intended to expire upon such expiration or termination or at a specified time thereafter, shall survive such expiration or termination or lapse of such specified time.

      10.14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstration of inadequacy of monetary damages

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by its respective duly authorized representative as of the date and year set forth above.

Buyer:
DRINKS AMERICAS HOLDINGS, LTD.


 By: _____________________________________



Seller:
RHEINGOLD BREWING COMPANY, INC,


By: _____________________________________